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Exhibit 10

ABIOMED, INC.

1998 EQUITY INCENTIVE PLAN

Section 1.  Purpose

     The purpose of the ABIOMED, Inc. 1998 Equity Incentive Plan (the "Plan") is to attract and retain key employees, directors, advisors and consultants, to provide an incentive for them to assist ABIOMED, Inc. (the "Corporation") to achieve long-range performance goals, and to enable them to participate in the long-term growth of the Corporation.

Section 2.  Definitions

(a) "Affiliate" means any business entity in which the Corporation owns directly or indirectly 50% or more of the total combined voting power or has a significant financial interest as determined by the Committee.
(b) "Annual Meeting" means the annual meeting of shareholders or special meeting in lieu of annual meeting of shareholders at which one or more directors are elected.
(c) "Award" means any Option, Stock Appreciation Right, Performance or Award Share, or Restricted Stock awarded under the Plan.
(d) "Award Share" means a share of Common Stock awarded to an employee, director, advisor or consultant without payment therefor.
(e) "Board" means the Board of Directors of the Corporation.
(f) "Code" means the Internal Revenue Code of 1986, as amended from time to time.
(g) "Committee" means the Compensation Committee of the Board, or such other committee of not less than two members of the Board appointed by the Board to administer the Plan, provided that the members of such Committee must be Non-Employee Directors as defined in Rule 16b-3(b) promulgated under the Securities Exchange Act of 1934, as amended.
(h) "Common Stock" or "Stock" means the Common Stock, par value $.01 per share, of the Corporation.
(i) "Corporation" means ABIOMED, Inc.



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(j) "Designated Beneficiary" means the beneficiary designated by a
Participant, in a manner determined by the Board, to receive amounts due or exercise rights of the Participant in the event of the Participant's death. In the absence of an effective designation by a Participant, Designated Beneficiary shall mean the Participant's estate.
(k) "Fair Market Value" means, with respect to Common Stock or any other property, the fair market value of such property as determined by the Board in good faith or in the manner established by the Board from time to time.
(l) "Incentive Stock Option" means an option to purchase shares of Common Stock, awarded to a Participant under Section 6, which is intended to meet the requirements of Section 422 of the Code or any successor provision.
(m) "Nonqualified Stock Option" means an option to purchase shares of Common Stock, awarded to a Participant under Section 6, which is not intended to be an Incentive Stock Option.
(n) "Option" means an Incentive Stock Option or a Nonqualified Stock Option.
(o) "Participant" means a person selected by the Board to receive an Award under the Plan.
(p) "Performance Cycle" or "Cycle" means the period of time selected by the Board during which performance is measured for the purpose of determining the extent to which an award of Performance Shares has been earned.
(q) "Performance Shares" mean shares of Common Stock which may be earned by the achievement of performance goals, awarded to a Participant under
Section 8.
(r) "Restricted Period" means the period of time selected by the Board during which an award of Restricted Stock may be forfeited to the Corporation.
(s) "Restricted Stock" means shares of Common Stock subject to forfeiture, awarded to a Participant under Section 9.
(t) "Stock Appreciation Right" or "SAR" means a right to receive any excess in value of shares of Common Stock over the reference price, awarded to a Participant under Section 7.


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(u) "Stock Unit" means an award of Common Stock and/or other rights granted as units that are valued in whole or in part by reference to, or otherwise based on, the value of Common Stock, awarded to a Participant under
Section 10.

Section 3.  Administration

     The Plan shall be administered by the Committee, which shall initially be the Stock Option Committee. The Board, including any duly authorized committee of the Board, shall have authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the operation of the Plan as it shall from time to time consider advisable, and to interpret the provisions of the Plan. The Board's decisions shall be final and binding.
To the extent permitted by applicable law, the Board may delegate to the Committee the power to make Awards to Participants and all determinations under the Plan with respect thereto.

Section 4.  Eligibility

     All employees and, in the case of Awards other than Incentive Stock Options, directors, advisors and consultants of the Corporation or any Affiliate capable of contributing significantly to the successful performance of the Corporation, other than a person who has irrevocably elected not to be eligible, are eligible to be Participants in the Plan.

Section 5.  Stock Available for Awards

(a) Subject to adjustment under subsection (b), Awards may be made under the Plan, as the Board may determine, provided that a maximum of 500,000 shares of Common Stock may be issued under this Plan. If any Award in respect of shares of Common Stock expires or is terminated unexercised or is forfeited for any reason or settled in a manner that results in fewer shares outstanding than were initially awarded, including without limitation the surrender of shares in payment for the Award or any tax obligation thereon, the shares subject to such Award or so surrendered, as the case may be, to the extent of such expiration, termination, forfeiture or decrease, shall again be available for award under the Plan, subject, however, in the case of Incentive Stock Options, to any limitation required under the Code. Common Stock issued through the assumption or substitution of outstanding grants from an acquired corporation shall not reduce the shares available for Awards under the Plan. Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares.


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(b) In the event that the Board determines that any stock dividend, extraordinary cash dividend, creation of a class of equity securities, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, exchange of shares, warrants or rights offering to purchase Common Stock at a price substantially below fair market value, or other similar transaction affects the Common Stock such that an adjustment is required in order to preserve the benefits or potential benefits intended to be made available under the Plan, then the Board, subject, in the case of Incentive Stock Options, to any limitation required under the Code, shall equitably adjust any or all of (i) the number and kind of shares in respect of which Awards may be made under the Plan, (ii) the number and kind of shares subject to outstanding Awards, and (iii) the award, exercise or conversion price with respect to any of the foregoing, and if considered appropriate, the Board may make provision for a cash payment with respect to an outstanding Award, provided that the number of shares subject to any Award shall always be a whole number.

Section 6.  Stock Options

(a) Subject to the provisions of the Plan, the Board may award Incentive Stock Options and Nonqualified Stock Options and determine the number of shares to be covered by each Option, the option price therefor and the conditions and limitations applicable to the exercise of the Option. The terms and conditions of Incentive Stock Options shall be subject to and comply with Section 422 of the Code, or any successor provision, and any regulations thereunder.

(b) The Board shall establish the option price at the time each Option is awarded, which price shall not be less than 100% of the Fair Market Value of the Common Stock on the date of award with respect to Incentive Stock Options.

(c) Each Option shall be exercisable at such times and subject to such terms and conditions as the Board may specify in the applicable Award or thereafter. The Board may impose such conditions with respect to the exercise of Options, including conditions relating to applicable federal or state securities laws, as it considers necessary or advisable.

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(d) No shares shall be delivered pursuant to any exercise of an Option until payment in full of the option price therefor is received by the Corporation. Such payment may be made in whole or in part in cash or, to the extent permitted by the Board at or after the award of the Option, by delivery of a note or shares of Common Stock owned by the optionholder, including Restricted Stock, valued at their Fair Market Value on the date of delivery, by the reduction of the shares of Common Stock that the optionholder would be entitled to receive upon exercise of the Option, such shares to be valued at their Fair Market Value on the date of exercise, less their option price (a so-called "cashless exercise"), or such other lawful consideration as the Board may determine.

(e) The Board may provide for the automatic award of an Option upon the delivery of shares to the Corporation in payment of an Option for up to the number of shares so delivered.

(f) In the case of Incentive Stock Options the following additional conditions shall apply to the extent required under Section 422 of the Code for the options to qualify as Incentive Stock Options:

(i) Such options shall be granted only to employees of the Corporation, and shall not be granted to any person who owns stock that possesses more than ten percent of the total combined voting power of all classes of stock of the Corporation or of its parent or subsidiary corporation (as those terms are defined in Section 422(b) of the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder), unless, at the time of such grant, the exercise price of such option is at least 110% of the fair market value of the stock that is subject to such option and the option shall not be exercisable more than five years after the date of grant;

(ii) Such options shall, by their terms, be transferable by the optionholder only by the laws of descent and distribution, and shall be exercisable only by such optionholder during his lifetime.

(iii) Such options shall not be granted more than ten years from the effective date of this Plan or any subsequent amendment to the Plan approved by the stockholders of the Corporation which extends this Incentive Stock Option expiration date, and shall not be exercisable more than ten years from the date of grant.


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Section 7.  Stock Appreciation Rights

     Subject to the provisions of the Plan, the Board may award SARs in tandem with an Option (at or after the award of the Option), or alone and unrelated to an Option. SARs in tandem with an Option shall terminate to the extent that the related Option is exercised, and the related Option shall terminate to the extent that the tandem SARs are exercised.

Section 8.  Performance Shares

(a) Subject to the provisions of the Plan, the Board may award Performance Shares and determine the number of such shares for each Performance Cycle and the duration of each Performance Cycle. There may be more than one Performance Cycle in existence at any one time, and the duration of Performance Cycles may differ from each other. The payment value of Performance Shares shall be equal to the Fair Market Value of the Common Stock on the date the Performance Shares are earned or, in the discretion of the Board, on the date the Board determines that the Performance Shares have been earned.

(b) The Board shall establish performance goals for each Cycle, for the purpose of determining the extent to which Performance Shares awarded for such Cycle are earned, on the basis of such criteria and to accomplish such objectives as the Board may from time to time select. During any Cycle, the Board may adjust the performance goals for such Cycle as it deems equitable in recognition of unusual or non-recurring events affecting the Corporation, changes in applicable tax laws or accounting principles, or such other factors as the Board may determine.

(c) As soon as practicable after the end of a Performance Cycle, the Board shall determine the number of Performance Shares which have been earned on the basis of performance in relation to the established performance goals. The payment values of earned Performance Shares shall be distributed to the Participant or, if the Participant has died, to the Participant's Designated Beneficiary, as soon as practicable thereafter. The Board shall determine, at or after the time of award, whether payment values will be settled in whole or in part in cash or other property, including Common Stock or Awards.


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Section 9.  Restricted Stock

(a) Subject to the provisions of the Plan, the Board may award shares of Restricted Stock and determine the duration of the Restricted Period during which, and the conditions under which, the shares may be forfeited to the Corporation and the other terms and conditions of such Awards. Shares of Restricted Stock may be issued for no cash consideration or such minimum consideration as may be required by applicable law.

(b) Shares of Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered, except as permitted by the Board, during the Restricted Period. Shares of Restricted Stock shall be evidenced in such manner as the Board may determine. Any certificates issued in respect of shares of Restricted Stock shall be registered in the name of the Participant and unless otherwise determined by the Board, deposited by the Participant, together with a stock power endorsed in blank, with the Corporation. At the expiration of the Restricted Period, the Corporation shall deliver such certificates to the Participant or if the Participant has died, to the Participant's Designated Beneficiary.

Section 10.  Stock Units

(a) Subject to the provisions of the Plan, the Board may award Stock Units subject to such terms, restrictions, conditions, performance criteria, vesting requirements and payment rules as the Board shall determine.
(b) Shares of Common Stock awarded in connection with a Stock Unit Award shall be issued for no cash consideration or such minimum consideration as may be required by applicable law. Such shares of Common Stock may be designated as Award Shares by the Board.

Section 11.   General Provisions Applicable to Awards

(a) Documentation. Each Award under the Plan shall be evidenced by a written document delivered to the Participant specifying the terms and conditions thereof and containing such other terms and conditions not inconsistent with the provisions of the Plan as the Board considers necessary or advisable to achieve the purposes of the Plan or comply with applicable tax and regulatory laws and accounting principles.


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(b) Board Discretion.  Each type of Award may be made alone, in addition to or in relation to any other type of Award. The terms of each type of Award need not be identical, and the Board need not treat Participants uniformly. Except as otherwise provided by the Plan or a particular Award, any determination with respect to an Award may be made by the Board at the time of award or at any time thereafter. Without limiting the foregoing, an Award may be made by the Board, in its discretion, to any 401(k), savings, pension, profit sharing or other similar plan of the Corporation in lieu of or in addition to any cash or other property contributed or to be contributed to such plan.

(c) Settlement. The Board shall determine whether Awards are settled in whole or in part in cash, Common Stock, other securities of the Corporation, Awards, other property or such other methods as the Board may deem appropriate. The Board may permit a Participant to defer all or any portion of a payment under the Plan, including the crediting of interest on deferred amounts denominated in cash and dividend equivalents on amounts denominated in Common Stock. If shares of Common Stock are to be used in payment pursuant to an Award and such shares were acquired upon the exercise of a stock option (whether or not granted under this Plan), such shares must have been held by the Participant for at least six months.

(d) Dividends and Cash Awards. In the discretion of the Board, any Award under the Plan may provide the Participant with (i) dividends or dividend equivalents payable currently or deferred with or without interest, and (ii) cash payments in lieu of or in addition to an Award.

(e) Termination of Employment. The Board shall determine the effect on an Award of the disability, death, retirement or other termination of employment of a Participant and the extent to which, and the period during which, the Participant's legal representative, guardian or Designated Beneficiary may receive payment of an Award or exercise rights thereunder.


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(f) Change in Control.  In order to preserve a Participant's rights under an
Award in the event of a change in control of the Corporation, the Board in its discretion may, at the time an Award is made or at any time thereafter, take one or more of the following actions: (i) provide for the acceleration of any time period relating to the exercise or realization of the Award, (ii) provide for the purchase of the Award upon the Participant's request for an amount of cash or other property that could have been received upon the exercise or realization of the Award had the Award been currently exercisable or payable, (iii) adjust the terms of the Award in a manner determined by the Board to reflect the change in control, (iv) cause the Award to be assumed, or new rights substituted therefor, by another entity, or (v) make such other provision as the Board may consider equitable and in the best interests of the Corporation.

(g) Withholding. The Corporation shall have the power and the right to deduct or withhold, or require a Participant to remit to the Corporation an amount sufficient to satisfy federal, state and local taxes (including the Participant's FICA obligation) required to be withhold with respect to an Award or any dividends or other distributions payable with respect thereto. In the Board's discretion, such tax obligations may be paid in whole or in part in shares of Common Stock, including shares retained from the Award creating the tax obligation, valued at their Fair Market Value on the date of delivery. The Corporation and its Affiliates may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to the Participant.

(h) Amendment of Award. The Board may amend, modify or terminate any outstanding Award, including substituting therefor another Award of the same or a different type, changing the date of exercise or realization and converting an Incentive Stock Option to a Nonqualified Stock Option, provided that the Participant's consent to such action shall be required unless the Board determines that the action, taking into account any related action, would not materially and adversely affect the Participant.

(i) Except as otherwise provided by the Board, Awards under the Plan are not transferable other than as designated by the participant by will or by the laws of descent and distribution.



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Section 12.  Miscellaneous

(a) No Right To Employment. No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to continued employment. The Corporation expressly reserves the right at any time to dismiss a Participant free from any liability or claim under the Plan, except as expressly provided in the applicable Award.

(b) No Rights As Shareholder. Subject to the provisions of the applicable Award, no Participant or Designated Beneficiary shall have any rights as a shareholder with respect to any shares of Common Stock to be distributed under the Plan until he or she becomes the holder thereof. A Participant to whom Common Stock is awarded shall be considered the holder of the Stock at the time of the Award except as otherwise provided in the applicable Award.

(c) Effective Date. Subject to the approval of the shareholders of the Corporation, the Plan shall be effective on September 1, 1998. Prior to such approval, Awards may be made under the Plan expressly subject to such approval.

(d) Amendment of Plan. The Board may amend, suspend or terminate the Plan or any portion thereof at any time, provided that no amendment shall be made without shareholder approval if such approval is necessary to comply with any applicable requirement of the laws of the jurisdiction of incorporation of the Corporation, any applicable tax requirement, any applicable rules or regulation of the Securities and Exchange Commission, including Rule 16(b)-3 (or any successor rule thereunder), or the rules and regulations of the Nasdaq Stock Market National Market or any other exchange or stock market over which the Corporation's securities are listed.

(e) Governing Law. The provisions of the Plan shall be governed by and interpreted in accordance with the laws of the jurisdiction of incorporation of the Corporation.


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(f) Indemnity.  Neither the Board nor the Committee, nor any members of either, nor any employees of the Corporation or any parent, subsidiary, or other affiliate, shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with their responsibilities with respect to this Plan, and the Corporation hereby agrees to indemnify the members of the Board, the members of the Committee, and the employees of the Corporation and its parent or subsidiaries in respect of any claim, loss, damage, or expense (including reasonable counsel fees) arising from any such act, omission, interpretation, construction or determination to the full extent permitted by law.